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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of (a) our report dated July 2, 1996 related to the combined financial statements of Millennium Chemicals Inc., (b) our report dated October 29, 1993 related to the consolidated financial statements of Quantum Chemical Corporation, and (c) our report dated July 2, 1996 related to the financial statement of Millennium Chemicals Inc., all of which appear in the Registration Statement on Form 10 of Millennium Chemicals Inc. dated August 23, 1996.

PRICE WATERHOUSE LLP

Morristown, New Jersey
September 26, 1996.





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